UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 12, 2008

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b), (c) On August 12, 2008 and consistent with the events previously reported in the Form 8-K filed May 28, 2008, (i) William D. Larsson resigned from the position of Senior Vice President and Chief Financial Officer of Precision Castparts Corp. (the “Company”) and (ii) the Company’s Board of Directors appointed Shawn Hagel as Senior Vice President and Chief Financial Officer of the Company. Ms. Hagel, 43, was elected a Vice President of the Company in 2000. She had served as the Company’s Vice President—Finance since April 2008, and from 1997 to that date Ms. Hagel was the Company’s Corporate Controller.

(e) On August 12, 2008, at the 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”) of the Company, the Company’s shareholders approved amendments to the Company’s 2001 Stock Incentive Plan (as amended, the “Amended 2001 Plan”). The amendments are described in the Company’s proxy statement for the 2008 Annual Meeting filed with the Securities and Exchange Commission on July 1, 2008. That summary is qualified in its entirety by reference to the full text of the Amended 2001 Plan, which is filed as Exhibit 10.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	2001 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: August 15, 2008	By:	/s/ Shawn R. Hagel
	Name:	Shawn R. Hagel
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	2001 Stock Incentive Plan, as amended.